Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wells Fargo & Company:
We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company, of our reports dated February 26, 2010, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009, Annual Report on Form 10-K of Wells Fargo & Company.

Registration
Statement
Number	Form	Description
333-163149	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-155705	S-3	Deferred Compensation Plan for Independent Contractors
333-154876	S-3	Common Stock Shelf
333-159738	S-3	Debt Shelf 2009
333-159736	S-3	Universal Shelf 2009
333-121545	S-4/S-8	First Community Capital Corporation
333-107230	S-4/S-8	Pacific Northwest Bancorp
333-142102	S-4/S-8	Placer Sierra Bancshares
333-144455	S-4/S-8	Greater Bay Bancorp
333-154879	S-4/S-8	Wachovia Corporation
333-153922	S-4/S-8	Century Bancshares, Inc.
333-103776	S-8	Long-Term Incentive Compensation Plan
333-128598	S-8	Long-Term Incentive Compensation Plan
333-152415	S-8	Long-Term Incentive Compensation Plan
333-103777	S-8	PartnerShares Plan
333-149567	S-8	401(K) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-149566	S-8	Directors Stock Compensation and Deferral Plan
333-158711	S-8	Directors Stock Compensation and Deferral Plan
333-142491	S-8	Deferred Compensation Plan
333-164082	S-8	Deferred Compensation Plan
333-123243	S-8	Wells Fargo Stock Purchase Plan
333-158712	S-8	Wells Fargo Stock Purchase Plan
333-156545	S-8	Wachovia Savings Plan
333-161529	S-8	Wachovia deferred compensation obligations
/s/ KPMG LLP
San Francisco, California
February 26, 2010